UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On October 31, 2007, Daniel A. Artusi and Andrew J. Sukawaty notified Powerwave Technologies, Inc. (the “Company”) that they would not be standing for reelection at the Company’s upcoming Annual Meeting of Shareholders, scheduled for December 6, 2007. In addition, on October 31, 2007, Bruce C. Edwards announced his retirement from the Board of Directors and as Executive Chairman of the Board, effective October 31, 2007. The board of directors of the Company has appointed Bruce C. Edwards as Executive Chairman Emeritus and Carl W. Neun as the non-executive Chairman of the Board.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 31, 2007, the board of directors of the Company approved an amendment to the Company’s bylaws that allows for shares of common stock to be in uncertificated form. The amendment is effective October 31, 2007. Also on October 31, 2007, the board of directors of the Company approved an amendment to the bylaws of the Company that reduced the size of the board from eight to seven members, effective October 31, 2007. Copies of the bylaw amendments are attached hereto as Exhibit 3.4.2.

ITEM 8.01	OTHER EVENTS

The Board of Directors of the Company has scheduled the Company’s 2007 Annual Meeting of Shareholders for December 6, 2007 at 10:00 am at the Company’s offices in Santa Ana, California. The Board of Directors nominees for director include, Ronald J. Buschur, John L. Clendenin, David L. George, Eugene L. Goda, and Carl W. Neun, all of whom are incumbent directors and Moiz M. Beguwala and Ken J. Bradley.

Mr. Beguwala, age 61, serves on the Board of Directors of Skyworks Solutions, Inc., a wireless semiconductor company, SIRF Technology, a GPS semiconductor solutions company, and RF Nano, a privately held company engaged in research and development activities in carbon nanotubes. Mr. Beguwala was Senior Vice President and General Manager of the Wireless Communications business unit of Conexant Systems, Inc. from January 1999 to June 2002 when he retired from Conexant. In addition, Mr. Beguwala held several positions with Rockwell International Corporation between 1995 and 1999, including Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc.; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor Systems, Inc.; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc.

Mr. Bradley, 60, is President and CEO of Lytica Inc., a company specializing in supply chain management and product lifecycle planning since February 2005. From January 2003 through January 2005, Mr. Bradley was the Chief Executive Officer of CoreSim, Inc., a company specializing in advanced systems design analysis. Prior to CoreSim, Mr. Bradley was with Nortel Networks from 1972 to 2002, most recently as Nortel’s Chief Procurement Officer. During his 30-year career at Nortel, Mr. Bradley held several national and international executive positions in supply management, operations management and technology development including Vice President, Supplier Strategy; Senior Managing Director, Guangdong Nortel Communications Joint Venture in China; and Vice President, China Joint Venture Program. Mr. Bradley also serves on the Board of Directors of RadiSys Corporation and SynQor, Inc.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is filed as part of this report.

Exhibit Number	Description

3.4.2	Amended Bylaw provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.4.2	Amended Bylaw provisions.

4